SHARE PURCHASE AGREEMENT

         THIS AGREEMENT (this "Agreement") dated as of the 5th th day of October 2001 by and among Genesis Realty Group, Inc., a Delaware corporation ("GRG" or the "Corporation"), and Glick Global Development, LLC, a Delaware limited liability company ("Glick Global" or "Buyer").

                                   WITNESSETH:

         WHEREAS, the Corporation was incorporated to develop and operate an online auction web site that was dedicated to bringing together buyers and sellers of real estate (the "Business");

         WHEREAS, the Corporation effective at time of Closing (as hereinafter defined), shall have authorized 100,000,000 shares of common stock (the "Common Stock"), $.001 par value, of which 19,580,350 shares are issued and outstanding; and

         WHEREAS, the Corporation desires to sell and Buyer desires to purchase 17,078,661 shares of the Corporation's authorized, but unissued Common Stock which upon issuance thereof shall constitute 87.2 percent of the issued and outstanding Common Stock, (the "Purchased Securities") subject to the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the result and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Sale and Purchase of Common Stock; Consideration. Subject to the terms and conditions of this Agreement, and in reliance upon the representation, warranties, covenant and agreements herein, the Corporation shall sell, transfer, convey and deliver to the Buyer, and the Buyer shall purchase, pay aggregate consideration of $170,786.61 to the Corporation (the "Purchase Price") and accept delivery of, an aggregate of 17,078,661 shares of the Corporation's Common Stock free and clear of all encumbrances as follows: (a) at Closing (as hereinafter defined) the Buyer shall deliver to the Corporation a non-recourse promissory note, in the principal amount of the Purchase Price, in the form attached as Exhibit A hereto. The Promissory Note shall bear interest at an annual rate equivalent to 6.0% per annum and shall be due and payable on October 4, 2005. The Promissory Note shall be secured by the Purchased Securities.

         2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date, at such place and at such time (the "Closing Date") within five business days after the satisfaction or waiver of the last of the conditions set forth in Sections 7 and 8 hereof as shall be determined by the mutual consent of GRG and Glick Global.

         3. Glick Global Representations and Warranties. In order to induce GRG to execute, and perform their obligations under, this Agreement, Glick Global does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, and the Closing Date) as follows:

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                  (a) Glick Global is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to conduct the business as now conducted and as proposed to be conducted. A true, complete and correct copy of each of the Certificates of Formation, Operating Agreement and other governing documents of Glick Global as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to GRG.

                  (b) Glick Global is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of Glick Global.

                  (c) (i) Glick Global has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by Glick Global of the transactions herein contemplated and the compliance by Glick Global with the terms of this Agreement have been duly authorized by all necessary corporate action; (iii) this Agreement is the valid and binding obligation of Glick Global enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by Glick Global and the consummation by Glick Global of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Formation or Operating Agreement of Glick Global or (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Glick Global pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Glick Global is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected. No consent, approval, authorization or order of, or any filing with, any court, governmental agency, authority or body and/or any party to any agreement to which Glick Global is a party and/or by which it is bound is required in connection with the execution, delivery and performance of this Agreement and/or the consummation by Glick Global of the transactions contemplated by this Agreement.

                  (d) Glick Global is not in violation of, or in default under,
(i) any term or provision of its Certificate of Formation or Operating Agreement; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it is, or any or its properties or assets are, or may be, bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Glick Global owns, possesses or has obtained all governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge,

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threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

                  (e) there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Glick Global, threatened against Glick Global or involving its assets which, if determined adversely to Glick Global, would, individually or in the aggregate, result in a material adverse change in the financial position, results of operations, properties, business, management or affairs of Glick Global, or which question the validity of this Agreement or of any action taken, or to be taken, by Glick Global pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of Glick Global, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming Glick Global and/or enjoining Glick Global from taking, or requiring Glick Global to take, any action, and/or by which Glick Global is, and/or its assets are, bound or subject.

                  (f) Glick Global is not default, in any respect, under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of Glick Global and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

                  (f)      Buyer's Private Offering Representations.

                  (i) The Buyer has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Corporation.

                  (ii) The Buyer does not intend or anticipate that this investment be a source of current income, and has the ability to bear the economic risks of its investment in the Corporation.

                  (iii) The Buyer understands that the Securities subscribed for hereby have not been registered under the Securities Act of 1933 and are sold in reliance on an exemption thereunder for intrastate sales, have not been approved or disapproved by the Securities and Exchange Commission or by any other Federal or state agency. A RESALE OF THE SECURITIES SUBSCRIBED FOR HEREUNDER CANNOT OCCUR UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FOR SUCH RESALE EXISTS.

                  (iv) The Buyer is acquiring the Purchased Securities hereunder for its own account for investment purposes only and not with view to the sale or other distribution thereof.

         4. GRG Representations and Warranties. In order to induce Glick Global to execute, and perform its obligations under, this Agreement, GRG does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, and the Closing Date) as follows:

         (a) GRG is a corporation duly organized, validly existing and in standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as currently being conducted.

         (b) GRG is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of GRG.

         (c) Other than Acquisition Corp., which is a wholly-owned subsidiary of GRG, GRG never had, nor does it have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

         (d) (i) GRG has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by GRG of the transactions herein contemplated and the compliance by GRG with the terms of this Agreement have been duly authorized by all necessary corporate action; (iii) this Agreement is the valid and binding obligation of GRG enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies;
(iv) the execution, delivery and performance of this Agreement by GRG and the consummation by GRG of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of GRG,
(B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of GRG pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which GRG is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected. No consent, approval, authorization or order of, or filing with, any court, governmental agency, authority or body (other than as required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder) or as otherwise provided in this Agreement) and/or any party to an agreement to which GRG is a party and/or by which it is bound is required in connection with the execution, delivery and performance of this Agreement and/or the consummation by GRG of the transactions contemplated by this Agreement.

         (e) GRG is not in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it is, or any or its properties or assets are, or may be, bound or affected; or
(iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, including, without limitation, all reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder. GRG owns, possesses or has obtained all governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

         (f) There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of GRG, threatened against GRG or involving its assets which, if determined adversely to GRG, would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of GRG, or which question the validity of this Agreement or of any action taken, or to be taken, by GRG pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of GRG, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming GRG and/or enjoining GRG from taking, or requiring GRG to take, any action and/or by which GRG is, and/or its assets are, bound or subject.

         (g) GRG owns no trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials (collectively the "GRG Intangibles") used or proposed to be used in the conduct of its business as intended to be conducted as of the date hereof. All GRG Intangibles related to its former intended business of conducting on the Internet auctions between prospective buyers and sellers have been disposed of and are no longer assets of GRG, nor does GRG have any liabilities related thereto.

         (h) GRG is not aware of any material misstatements or omissions in any periodic report previously filed by GRG pursuant to Section 13 of the Exchange Act or in any proxy or information material previously furnished to its stockholders pursuant to Section 14 of the Exchange Act.

         (i) GRG has previously delivered to Glick Global a copy of the following financial statements as they were filed in; (a) GRG's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 accompanied by the audit report of Salibello & Broder LLP, GRG's independent auditors, with respect to such financial statements and (b) GRG's Quarterly Reports on Form 10-Q for the months ended March 31, 2001 and June 30, 2001, (the "GRG Financial Statements"). The GRG Financial Statements are true and accurate, are in accordance with the books and records of GRG and present fairly in all material respects the financial position and related results of operations of GRG as of the times and for the periods referred to herein, in each case in accordance with GAAP. All of the financial books and records of GRG have been made available to Glick Global, and such books and records completely and fairly record in all material respects GRG's financial affairs, which would normally be recorded in financial books and records.

         Except as set forth in Schedule 4(i), GRG has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the GRG Financial Statements or except for liabilities incurred by GRG in the ordinary course of business since June 30, 2001 consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties and covenants of GRG contained in this Agreement. There was no material loss contingencies (as such term is used in FAS No. 5 issued by the FASB) which were not adequately provided for in the GRG Financial Statements as required by FAS No. 5.

         (j) GRG does not currently own, nor has it ever owned, any real property, Schedule 4(j) hereto contains a list and a brief description of (i) all real property leased by GRG and (ii), with respect to each lease, the name of the lessor, any requirement of consent of the lessor to assignment (including assignment by way of merger or change in control) and the termination date of the lease. GRG has made available to Glick Global true and complete copies of all leases. GRG owns and has good and marketable title to its assets, properties and interests in properties which are reflected in the latest balance sheet included in the GRG Financial Statements, in all cases free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description and rights and options of others except as expressly set forth in such balance sheet.

         (k) GRG has not, except as set forth on Schedule 4 (k) hereto, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured); (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement; (iv) entered into any line of business other than that previously conducted by it prior to the date hereof or entered into any transaction not in the ordinary course of its business; or (v) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

         (l) GRG is not in default, in any respect, under the terms of any outstanding agreement which is material to the properties, assets or financial condition of GRG and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

         (m) GRG has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of GRG, after due investigation, each such tax return heretofore filed by GRG correctly and accurately reflects the amount of its tax liability thereunder. GRG has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

         (n) The authorized and outstanding capitalization of GRG is as set forth on Schedule 4 (n) hereto. As of the date hereof and the Closing Date, there shall not be authorized and/or issued and outstanding any shares of capital stock of GRG except as set forth on Schedule 4 (n) or in the next sentence and there shall not be outstanding any rights to purchase shares of capital stock of GRG. The issued and outstanding shares of the GRG Common Stock have been duly authorized and validly issued and the shares to be issued to Atlas will be duly authorized and validly issued. All of the outstanding shares of the GRG Common Stock are fully paid and nonassessable. Except as set forth on
Schedule 4 (n), there are no outstanding warrants, options, or similar rights to purchase or convert into the GRG Common Stock. There are no preemptive rights with respect to the GRG Common Stock. GRG has no reason to believe that any holder of such outstanding shares of the GRG Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the GRG Common Stock were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act and any applicable state securities laws pursuant to an exemption for which GRG and/or such offering or sale fully qualified. No dividends, redemptions or other distributions of the assets of GRG have been, or will be, declared and/or Glick Global prior to the Closing Date on or with respect to the GRG Common Stock. The shares of the GRG Common Stock have been registered under Section 12(g) of the Exchange Act.

         (o) Except as set forth in Schedule 4 (o) hereto and as contemplated by this Agreement, since June 30, 2000, there has not been with respect to GRG:

               (i) Any loan to any person or entity and/or the issuance of any guaranty for, or with respect to, its or another's obligations;

               (ii) Any waiver or release of any material right or claim;

               (iii) Any incurrence of any material obligation or liability, absolute or contingent;

               (iv) Any payment of any material obligation or liability,
                    absolute or contingent, except for current liabilities reflected in, or shown on, the most recent balance sheet of GRG and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement; and

               (v)Any material adverse change in the business, assets,
                    properties, liabilities, operations, results of operations, condition (financial or otherwise) or affairs of GRG;

               (vi) Any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a material adverse effect on GRG;

               (vii) (A) Any liability created, assumed, guaranteed or incurred, or (B) any transaction, contract or commitment entered into, by GRG, in the case of either clause (A) or (B) other than in the ordinary course of business;

               (viii) Any payment, discharge or satisfaction of any material encumbrance by GRG or any cancellation by GRG of any material debts or claims or any amendment, termination or waiver of any rights of material value to GRG;

               (ix) Any direct or indirect redemption, purchase or other
                    acquisition of any such shares of the capital stock of GRG;

               (x) Except for a 1 for 2 reverse stock split that took place in October, 2001, any stock split, reverse stock split, combination, reclassification or recapitalization of the GRG Common Stock, or any issuance of any other security in respect of, or in exchange for, any shares of the GRG Common Stock;

               (xi) Any issuance by GRG of any shares of its capital stock or any debt security or any subscription or similar right to acquire any shares of the GRG capital stock;

               (xii) Any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any GRG Intangibles) of GRG;

               (xiii) Any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between GRG and any other person;

               (xiv) Any material write-down or write-up of the value of any asset of GRG, or any material write-off of any accounts receivable or notes receivable of GRG or any portion thereof;

               (xv) Any increase in, or modification of, compensation payable, or to become payable to, any director, officer, employee, consultant or agent of GRG, or the entering into of any employment contract with any officer or employee;

               (xvi) Any increase in, or modification or acceleration of, any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of GRG other than as described in Schedule 9(n) hereto;

               (xvii) The making of any loan, advance or capital contribution to, or investment in, any person or the engagement in any transaction with any employee, officer, director or security holder of GRG, other than advances to employees in the ordinary course of business for travel and similar business expenses;

               (xviii) Any change in the accounting methods or practices
                    followed by GRG or any change in depreciation or amortization policies or rates theretofore adopted;

               (xix) Any termination of employment of any officer or key
                    employee of GRG or any expression of intention by any officer or key employee of GRG to resign from such office or employment with GRG;

               (xx) Any amendments or changes in GRG's Certificate of
                    Incorporation or By- Laws not relating to a change in name;

               (xxi) Any agreement, understanding, authorization or proposal, whether in writing or otherwise, for GRG to take any of the actions described in this Section 4(o).

     (p) As required by applicable law, at the Closing, all of the shares of the GRG Common Stock to be issued by GRG pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the Glick Global shareholders in exchange for their shares of the Glick Global Common Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

     5. Glick Global Covenants. Glick Global shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Closing Date:

     (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of Glick Global herein contained and/or satisfy each covenant or condition required to be performed or satisfied by Glick Global at or prior to the Closing;

     (b) Not take or perform any action which would or might cause any representation or warranty made by Glick Global herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by Glick Global at or prior to the Closing;

Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its respective obligations under all material agreements, leases and documents relating to or affecting its respective assets, properties and businesses; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with I

         Immediately advise GRG of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of Glick Global herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit Glick Global from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement.

     6. GRG Covenants. GRG shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Closing Date:

     (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of GRG herein contained and/or satisfy each covenant or condition required to be performed or satisfied by GRG at or prior to the Closing ;

     (b) Not take or perform any action which would or might cause any representation or warranty made by GRG herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by GRG at or prior to the Closing;

     (c) Perform, in all material respects, all of its obligations under all material agreements, leases and documents relating to or affecting its assets or properties; Immediately advise Glick Global of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of GRG herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit GRG from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement;

     7. GRG Conditions Precedent. The obligations of GRG to implement this Agreement is subject to, and conditioned upon, the GRG satisfaction (and/or waiver) of each of the following conditions:

     (a) The representations and warranties of Glick Global contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date and Glick Global shall have performed in all material respects all of its covenants and obligations contemplated hereunder to be performed on or prior to the Closing Date. At the Closing, GRG shall have received a certificate, executed by the Chief Executive Officer and the Secretary of Glick Global (effective as of the Closing and the Effective Date) and in form reasonably acceptable to GRG, certifying as of both the date of this Agreement and the Closing Date, the truth and accuracy of (and the remaking of) the representations and warranties of Glick Global herein contained, including, without limitation, those set forth in Section 3 hereof.

     (b) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of Glick Global, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, or both, may cause or create any such adverse material change.

     (c) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to GRG and its counsel and GRG and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

     (d) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and which order shall not have been vacated as of the Closing.

     (e) All statutory requirements for the valid consummation by Glick Global of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by Glick Global of the transactions herein described and/or to permit the businesses currently carried on by Glick Global to continue unimpaired in all material respects immediately following the Closing Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

     (f) GRG's due diligence inquiry of Glick Global shall be complete and satisfactory. 8. Glick Global Conditions Precedent. The obligation of Glick Global to implement this Agreement is, at its election, subject to, and conditioned upon, the satisfaction (and/or waiver) of each of the following conditions:

               (a)The representations and warranties of GRG contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date. At the Closing, Glick Global shall have received a certificate, executed by the President and the Secretary of GRG (effective as of the Closing Date) and in form and content reasonably acceptable to Glick Global, certifying, as to both the date of this Agreement and the Closing Date the truth and accuracy of (and the remaking of) the representations and warranties of GRG herein contained, including, without limitation, those set forth in Sections 9 and 10 hereof.

               (b) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to Glick Global and its counsel and Glick Global and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

               (c) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and which order shall not have been vacated as of the Closing.

               (d) All statutory requirements for the valid consummation by GRG of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by GRG of the transactions herein described shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

               (e) Glick Global's due diligence inquiry of GRG shall be complete and satisfactory. 9. Termination.

                    (a) This Agreement may be terminated at any time prior to the Closing Date either: (a) by mutual agreement of the Boards of Directors of Glick Global and GRG; or (b) by the Board of Directors of either Glick Global or GRG if either
                    (i) the Closing shall not have taken place on or prior to October 10, 2001 (other than by reason of the default hereunder by the terminating party) or (ii) there is any statute, rule or regulation which makes consummation of the Agreement illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining GRG or Glick Global from consummating the Agreement is issued by a court of competent jurisdiction and such order, decree, injunction or judgment has become final and non-appealable.

                    (b) In the event of the termination of this Agreement as provided in subsection (a) of this Section 9, all of the obligations and liabilities of the parties under this Agreement shall terminates; provided, however, that nothing in this Section 9 shall relieve any party from any liability for any breach of this Agreement.

     10. Costs and Expenses. Each party shall pay their own costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement, such as attorneys' fees, accounting fees, printing expenses and consent solicitation expenses.

     11. Notices. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

                  To:          Glick Global:
                  19 West 44th Street, 7th Floor
                  New York, New York 10036
                  Attn:  Jeffrey Glick, Chief Executive Officer

                  With a copy to:

                  Ike Zisselman, Esq.
                  Marks Paneth & Shron
                  622 Third Avenue, 7th Floor
                  New York, NY 10017

                  To:          GRG:
                  1221 Brickell Avenue, Suite 900
                  Miami, Florida 33131
                  Attn:  Jamee M. Kalimi

                  With a copy to:
                  Anslow & Jaclin, LLP
                  4400 Route 9 South, 2nd Floor

                  Freehold, New Jersey 07728
                  Attn:  Gregg E. Jaclin, Esq.

     or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 11.

     12. Waiver. Each of the parties hereto may, by written instrument, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto; (b) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party contained in this Agreement; (d) waive such other party's performance of any of such other party's obligations set out in this Agreement; and (e) waive any condition to such other party's obligation to effect the transaction.

     13. Amendments. This Agreement may be amended at any time prior to the Closing Date by a writing executed by an authorized officer of GRG and Glick Global.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed therein and without regard to any principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall only be brought against any of the parties in the state or federal courts of the State and County of New York and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such action; provided, however, that each party reserves the right to seek to remove the action or proceeding from the state court to the federal court in such jurisdiction or vice versa.

     15. Effectiveness. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any controlling person of any party hereof as provided in Section 1 1 of the Securities Act and their respective successors, transferees, heirs, assigns and beneficiaries.

     16. Counterparts. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

     17. Partial Invalidity. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

     18. Integration. This Agreement (including the Exhibit and Schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided. This Agreement can only be altered, amended, modified, terminated or rescinded by a writing executed by the party to be charged.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 GENESIS REALTY GROUP , INC.


                                 By: /s/ Michael D. Farkas
                                 -------------------------------------------
                                      Michael D. Farkas, President

                                 GLICK GLOBAL DEVELOPMENT, INC.


                                 By:  /s/ Jeffrey Glick
                                 -------------------------------------------
                                          Jeffrey Glick, Chief Executive Officer

                                    EXHIBIT A

                                 Promissory Note

                                 Schedule 4 (i)

                                      None

                                 Schedule 4 (j)

                                      None

                                 Schedule 4 (k)

                                      None

                                 Schedule 4 (n)

100,000,000 shares of common stock authorized, par value $.001, with 2,501,689 shares issued and outstanding. Upon closing of the Share Purchase Agreement, GRG shall have 19,580,350 shares issued and outstanding. No options or warrants are outstanding.

                                 Schedule 4 (o)

This Non-Recourse, Non-Negotiable Promissory Note has not been registered under the Securities Act of 1933. It may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for such Non-Negotiable Promissory Note under the Securities Act of 1933 is in effect or
(ii) the Company has received an opinion of counsel, which opinion is satisfactory to the Company, to the effect that such registration is not required under the Securities Act of 1933.

                           NON-RECOURSE NON-NEGOTIABLE
                                 PROMISSORY NOTE

Principal: $170,786.61                                             New York, NY
Interest:  6.00%                                                October 5, 2001

         FOR VALUE RECEIVED, the undersigned Glick Global Development, LLC, a limited liability company with its principal address at 19 West 44th Street, 7th Floor, New York, NY 10036 ("Maker" or "Company") hereby promises to pay to the order of Genesis Realty Group, Inc., a corporation with its principal office located at 225 Broadway, Suite 910, New York, New York 10007 ("Payee"), the principal sum of One Hundred Seventy Thousand Seven Hundred Eighty Six Dollars and Sixty One Cents ($170,786.61) Dollars (the "Principal Amount"), together with interest as set forth herein (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Note"). Interest on the Principal Amount shall accrue at the rate of 6.0% per annum, to be paid in lawful money of the United States at the above address of the Payee or such other place as Payee may designate.

     1. Payment of Principal and Interest. The Principal Amount together with
        ----------------------------------
all interest accruing thereon shall be paid by the Maker to the Payee by October 4, 2005, except that all of the Principal Amount and Interest accruing thereon shall be due upon the occurrence of an Event of Default (as defined below).

     2. Prepayment. The Maker shall have the right to prepay this Note in full
        -----------
at any time, or in part from time to time, without penalty or premium. Any such prepayment shall be applied first to any accrued interest to the date of prepayment, and then to any remaining principal balance.

     3. Events of Default. An "Event of Default" shall be deemed to occur upon
        -----------------
the happening of any of the following events: (a) the Maker shall fail to make any payment of any principal and interest payable under this Note in the manner or at the time provided for in this Note, after 10 days written notice has been given by Payee of such failure and Maker shall not have cured such failure within such period; (b) the Maker shall become insolvent (however evidenced) or be unable, or admit in writing its inability, to pay its debts as they mature; (c) the Maker shall make an assignment for the benefit of creditors, or consent to the appointment of a receiver; (d) the commencement of any proceedings by the Maker under any law or statute concerning bankruptcy, arrangement of debt, insolvency or readjustment of debt, or the commencement of any such proceedings without the consent of the Maker and such proceedings shall continue undischarged for a period of sixty (60) days; or (e) the Maker or its shareholders approve a plan of liquidation for the Maker.

     4. Interest Upon Default. Without limiting any other rights or remedies of
        ---------------------
the Payee in accordance with this Note or applicable law, in the event of the occurrence of an Event of Default, Payee, at its election, may accelerate and demand immediate payment of the Principal and accrued interest due under this Note and Payee shall be liable for all such amounts. Maker hereby waives presentment, demand, notice, protest, and the benefit of any homestead exemption law of any state and all other formalities in connection with the delivery, acceptance, performance or enforcement of this Note.

     5. Representations by Payee. The Payee acknowledges that the Company will
        ------------------------
rely on the information and on the representations set forth herein, and the undersigned hereby represents, warrants and agrees that:

          5.1 The Payee has not received any general solicitation or general advertising regarding this Note.

          5.2 The Payee has sufficient knowledge and experience in financial and business matters so that he or it is able to evaluate the merits and risks of accepting this Note as well as substantial experience in previous private and public purchases of securities.

          5.3 The Payee understands that an investment in the Company involves significant risk. The Payee does not require the funds being used to invest in the Company for his liquidity or other needs, possesses the ability to bear the economic risk of holding the this Note indefinitely and can afford a complete loss of its investment in the this Note.

          5.4 The Payee has had full opportunity to ask questions of and receive answers from the Company and its officers and authorized representatives regarding the terms and conditions of this Note and the transactions contemplated hereby, as well as the affairs of the Company and related matters. The Payee confirms that he does not desire to receive any further information.

          5.5 The Payee understands that this Note has not been filed with or reviewed by the Commission nor the securities department of any state because of the private or limited nature of this offering as defined by applicable laws, and that this Note has not been registered with the Commission under the Securities Act of 1933, as amended, nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings.

          5.6 The Payee is a bona fide resident of the state set forth above and further represents that (a) if a corporation, partnership, trust or other form of business organization, it has a principal office within such state;
and (b) if an individual, he has his principal residence in such state.

          5.7 The Payee represents and warrants that the Note is being acquired for investment purposes and not with a view to or for a sale or distribution. The Payee represents that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else this Note or any part hereof, and the Payee has no present plans to enter into such contract, undertaking, agreement or arrangement and will neither directly or indirectly seek to assign, transfer or sell the same.

          5.8 The Payee represents and warrants that it understands and will be responsible for all tax consequences resulting from or incident to this Note and understands that acceptance of this Note may involve the imposition of tax based on an original issue discount attributed hereto.

     6. Governing Law. This Note shall be governed by, and construed in
        --------------
accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of laws thereof. This Note shall not be interpreted or construed with any presumption against the Payee by virtue of the Payee causing this Note to be drafted.

     7. Amendments. No amendment, modification, or waiver of any provision of
        ----------
this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the Payee and the Maker.

     8. Successors And Assigns. This Note shall not be negotiable, transferable
        ----------------------
or assignable by the Payee without the prior written consent of the Maker whether by operation of law or otherwise. This Note shall be binding upon the Maker and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns, if any.

     9. Entire Agreement. This Note sets forth the entire agreement and
        ----------------
understanding of the Maker and the Payee with respect to the subject matter of this Note.

     10. Waiver of the Right to Trial by Jury. The Maker hereby irrevocably
         -------------------------------------
waives the right to trial by jury in any action, suit, claim, counterclaim or other proceeding, whether in contract or tort, at law or in equity, in any manner connected with this note or any transactions contemplated hereunder. The exclusive jurisdiction of any disputes arising hereunder shall be in the federal or state courts of the State of New York in New York County.

     11. Notices. Any notice, request, demand or other communication permitted
         -------
or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first Business Day (as hereinafter defined) following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. For purposes hereof, "Business Day" shall mean any day during which banks are open for business in New York, New

York, other than any Saturday, Sunday or a day on which commercial banks in New York State are authorized or required to close.

     12. Non-recourse. Maker and Payee each acknowledge that this Note is a
         ------------
Non-recourse Note and that recourse is limited to collateral securing the Note and not to the Company or its members.

     IN WITNESS WHEREOF, the Maker and Payee have executed this Note as of the date first written above.

MAKER:                                                        PAYEE:

GLICK GLOBAL DEVELOPMENT LLC                   GENESIS REALTY GROUP, INC.



By:                                            By: /s/
Name:                                          Name:
Title:                                         Title: